HKCMCPA Company Limited
Certified Public Accountants

May 25, 2017

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE: Zeecol International, Inc.
File No.

Dear Sir/madam:

We have read Item 4.01 of Form 8-K dated May 25, 2017 of Zeecol International, Inc. ("the Registrant") and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Yours sincerely,

HKCMCPA Company Limited
Certified Public Accountants

Hong Kong, China
May 25, 2017

15th Floor, Aubin House, 171-172 Gloucester Road, Wan Chai, Hong Kong
Tel : (852) 2573 2296 Fax : (852) 3015 3860 http://www.hkcmcpa.us